EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR 2002 AND DECEMBER 2002

HOUSTON, Jan. 2, 2003 - Continental Airlines (NYSE: CAL) today reported a 2002 systemwide mainline jet load factor of 74.1 percent, 1.7 points above the 2001 load factor. For December 2002, Continental reported a record December systemwide mainline jet load factor of 74.0 percent, 1.3 points above the previous record reported for December 2001. The airline reported a record December domestic mainline jet load factor of 75.4 percent and an international mainline jet load factor of 71.9 percent for December 2002.

The movement of the busy Thanksgiving return days, Sunday and Monday, from November to December this year accounted for an increase of about two points for the December domestic mainline jet load factor. In the attached charts, Continental provides traffic results for 2002, 2001 and 2000 because the events of Sept. 11, 2001 skew year-over-year comparisons of 2002 to 2001.

For 2002, Continental reported a record on-time arrival rate of 83.5 percent and a record completion factor of 99.7 percent. For December 2002, the airline's on-time arrival rate was 76.4 percent and its completion factor was 99.3 percent for its mainline jet operations.

In December 2002, Continental flew 4.8 billion mainline jet revenue passenger miles (RPMs) and 6.5 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic increase of 7.0 percent and a capacity increase of 5.0 percent as compared to December 2001. Domestic mainline jet traffic was 3.1 billion RPMs in December 2002, up 5.9 percent from December 2001, and December 2002 domestic mainline jet capacity was 4.0 billion ASMs, up 1.9 percent from December 2001.

Systemwide December 2002 mainline jet passenger revenue per available seat mile (RASM) is estimated to have increased between 9 and 11 percent compared to December 2001 and decreased between 5 and 7 percent compared to December 2000. For November 2002,

DECEMBER 2002 AND 2002 PERFORMANCE/PAGE 2

RASM decreased 1.7 percent as compared to November 2001 and declined 18.4 percent as compared to November 2000.

While the preliminary December year-over-year and year-over-2000 RASM numbers are encouraging, two factors accounted for the improvement over previous months. First, the very strong Sunday and Monday Thanksgiving return days fell in December this year, unlike the previous two years. Continental estimates that this contributed 3 points to the RASM improvement. Second, the holiday period from the Saturday before Christmas to New Year's Eve was particularly strong, and while that strength may spill into the first few days of January, the airline does not expect those trends to continue for all of January.

Consolidated breakeven load factor for January 2003 is estimated to be 84 percent. Consolidated breakeven load factor for December 2002 is estimated to have been 79 percent. Actual consolidated breakeven load factor may vary significantly from these estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-Financial/Traffic Releases section.

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported a record December load factor of 67.6 percent for December 2002, 5.8 points above last year's December load factor. ExpressJet flew 384.0 million RPMs and 568.2 million ASMs in December 2002, resulting in a traffic increase of 36.9 percent and a capacity increase of 25.2 percent versus December 2001.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2001 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions.

DECEMBER 2002 and 2002 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS

DECEMBER	2002	2001	2000	Change
				2002 vs. 2001	2002 vs. 2000
REVENUE PASSENGER MILES (000)
Domestic	3,051,546	2,881,503	3,212,474	5.9 Percent	(5.0) Percent

International	1,776,959	1,632,998	1,838,594	8.8 Percent	(3.4) Percent
Transatlantic	745,660	664,946	792,335	12.1 Percent	(5.9) Percent
Latin America	665,560	608,449	656,743	9.4 Percent	1.3 Percent
Pacific	365,740	359,603	389,516	1.7 Percent	(6.1) Percent

Total Jet	4,828,505	4,514,501	5,051,068	7.0 Percent	(4.4) Percent

ExpressJet	384,001	280,539	251,958	36.9 Percent	52.4 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,049,704	3,972,599	4,479,466	1.9 Percent	(9.6) Percent

International	2,472,839	2,238,346	2,599,601	10.5 Percent	(4.9) Percent
Transatlantic	996,863	893,702	1,099,481	11.5 Percent	(9.3) Percent
Latin America	913,979	835,862	941,440	9.3 Percent	(2.9) Percent
Pacific	561,997	508,781	558,680	10.5 Percent	0.6 Percent

Total Jet	6,522,543	6,210,945	7,079,067	5.0 Percent	(7.9) Percent

ExpressJet	568,187	453,994	410,250	25.2 Percent	38.5 Percent

PASSENGER LOAD FACTOR
Domestic	75.4 Percent	72.5 Percent	71.7 Percent	2.9 Points	3.7 Points

International	71.9 Percent	73.0 Percent	70.7 Percent	(1.1) Points	1.2 Points
Transatlantic	74.8 Percent	74.4 Percent	72.1 Percent	0.4 Points	2.7 Points
Latin America	72.8 Percent	72.8 Percent	69.8 Percent	- Points	3.0 Points
Pacific	65.1 Percent	70.7 Percent	69.7 Percent	(5.6) Points	(4.6) Points

Total Jet	74.0 Percent	72.7 Percent	71.4 Percent	1.3 Points	2.6 Points

ExpressJet	67.6 Percent	61.8 Percent	61.4 Percent	5.8 Points	6.2 Points

CARGO REVENUE TON MILES (000)
Total	74,333	64,493	90,198	15.3 Percent	(17.6) Percent

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DECEMBER 2002 AND 2002 PERFORMANCE/PAGE 4
FULL YEAR	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	36,116,255	38,143,058	(5.3) Percent

International	23,232,644	22,996,668	1.0 Percent
Transatlantic	10,482,072	10,222,631	2.5 Percent
Latin America	7,501,116	7,630,253	(1.7) Percent
Pacific	5,249,456	5,143,784	2.1 Percent

Total Jet	59,348,899	61,139,726	(2.9) Percent

ExpressJet	3,951,617	3,388,216	16.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	48,942,612	52,534,894	(6.8) Percent

International	31,179,621	31,949,643	(2.4) Percent
Transatlantic	13,504,293	13,762,699	(1.9) Percent
Latin America	10,521,759	10,638,711	(1.1) Percent
Pacific	7,153,569	7,548,233	(5.2) Percent

Total Jet	80,122,233	84,484,537	(5.2) Percent

ExpressJet	6,218,578	5,436,515	14.4 Percent

PASSENGER LOAD FACTOR
Domestic	73.8 Percent	72.6 Percent	1.2 Points

International	74.5 Percent	72.0 Percent	2.5 Points
Transatlantic	77.6 Percent	74.3 Percent	3.3 Points
Latin America	71.3 Percent	71.7 Percent	(0.4) Points
Pacific	73.4 Percent	68.1 Percent	5.3 Points

Total Jet	74.1 Percent	72.4 Percent	1.7 Points

ExpressJet	63.5 Percent	62.3 Percent	1.2 Points

CARGO REVENUE TON MILES (000)
Total	908,833	916,524	(0.8) Percent

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DECEMBER 2002 AND 2002 PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
DECEMBER	2002	2001	Change
On-Time Performance[1]	76.4%	82.9%	(6.5) Points

Completion Factor[2]	99.3%	99.8%	(0.5) Points

FULL YEAR	2002	2001	Change
On-Time Performance[1]	83.5%	80.7%	2.8 Points

Completion Factor[2]	99.7%	97.6%	2.1 Points

November 2002 actual consolidated breakeven load factor[3]			83.3 Percent

December 2002 estimated year-over-year RASM change			9-11 Percent

December 2002 estimated average price per gallon of fuel, excluding fuel taxes			75 Cents

December 2002 estimated consolidated breakeven load factor[3]			79 Percent

December 2002 actual consolidated load factor[4]			73.5 Percent

January 2003 estimated consolidated breakeven load factor[3]			84 Percent

YEAR-OVER-YEAR RASM[5]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December (estimated)	9-11 Percent	(5-7) Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to breakeven on a consolidated net income basis

4 Includes Continental Airlines and Continental Express

5 Continental Airlines has been releasing RASM data since May 2001

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